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                                                                    EXHIBIT 23.2

       CONSENT OF BKD, LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the inclusion in this registration statement on Form S-4 of our report dated February 25, 2005, on our audits of the financial statements and financial statement schedules of American State Bank Corporation. We also consent to the references to our firm under the caption "EXPERTS."

                                                            BKD, LLP

                                                            /s/ BKD, LLP

Little Rock, Arkansas

September 29, 2005